                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934

                              HomeStore.com, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                                      95-4438337
----------------------------------------        -----------------------------------
(State of incorporation or organization)        (I.R.S. Employer Identification No.)

  225 West Hillcrest Drive, Suite 100
     Thousand Oaks, California                                91360
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration                     If this Form relates to the registration of a
of a class of securities pursuant to Section 12(b)           class of securities pursuant to Section
of the Exchange Act and is effective                         12(g) of the Exchange Act and is
pursuant to General Instruction A.(c),                       effective pursuant to General Instruction
check the following box.            [ ]                      A.(d), check the following box.       [x]

 Securities Act registration statement file number to which this form relates:

                                   333-79689
                                   ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                                     ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.001 par value
                        ------------------------------
                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" on pages 83-87 of the Registrant's Registration Statement on Form S-1 (File No. 333-79689) as originally filed with the Securities and Exchange Commission on May 28, 1999, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the
              ----------------------
Registration Statement, is hereby incorporated by reference in response to this item.


Item 2.   Exhibits.

          The following exhibits are filed herewith or incorporated herein by reference:

          Exhibit
          Number       Exhibit Title or Description
          ------       ----------------------------
          3.01         Registrant's Amended and Restated Certificate of
                       Incorporation dated February 2, 1999.*

          3.02         Registrant's Amended and Restated Certificate of
                       Incorporation to be filedimmediately after the closing of this offering.*

          3.03         Registrant's Amended and Restated Bylaws dated
                       February 4, 1999.*

          3.04 Registrant's Amended and Restated Bylaws to be filed immediately after the closing of this offering.*

          4.01         Form of Specimen Certificate for Registrant's
                       Common Stock.*

          4.02.1       NetSelect, Inc. Second Amended and Restated
                       Stockholders Agreement dated January 28, 1999.*

          4.02.2       Amendment No. 1 to NetSelect, Inc. Second
                       Amended and RestatedStockholders Agreement dated January 28, 1999.*

          99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital
                       Stock" in the Prospectus included on pages 83-87 of the Registration Statement.

* Incorporated by reference to the exhibit of the Registration Statement with the same number.

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  July 8, 1999         HOMESTORE.COM, INC.



                             By: /s/ John M. Giesecke, Jr.
                                 ----------------------------------------------
                                 John M. Giesecke, Jr., Chief Financial Officer, Vice President and Secretary

                                 Exhibit Index
                                 -------------

        Exhibit
        Number        Exhibit Title or Description
        ------        ----------------------------
         3.01         Registrant's Amended and Restated Certificate of
                      Incorporation dated February 2, 1999.*

         3.02         Registrant's Amended and Restated Certificate of
                      Incorporation to be filed immediately after the closing of this offering.*

         3.03         Registrant's Amended and Restated Bylaws dated
                      February 4, 1999.*

         3.04 Registrant's Amended and Restated Bylaws to be filed immediately after the closing of this offering.

         4.01         Form of Specimen Certificate for Registrant's
                      Common Stock.*

         4.02.1       NetSelect, Inc. Second Amended and Restated
                      Stockholders Agreement dated January 28, 1999.*

         4.02.2       Amendment No. 1 to NetSelect, Inc. Second
                      Amended and Restated Stockholders Agreement dated January 28, 1999.*

         99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital
                      Stock" in the Prospectus included on pages 83-87 of the Registration Statement.

* Incorporated by reference to the exhibit of the Registration Statement with the same number.